UNITED STATES SECURITIES AND
EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 25, 2005

BRAINTECH, INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-24911
(Commission File Number)

98-0168932
(IRS Employer Identification No.)

102-930 West 1st Street, North Vancouver, BC V7P 3N4
(Address of principal executive offices and Zip Code)

(604) 988-6440
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On January 25, 2005 we entered into stock option agreements with the following directors, granting the right to purchase a total of 350,000 shares of our common stock as follows, at an exercise price of $0.65 per share, exercisable for a period of 5 years:

Name	Number of Stock Options
Edward White	250,000
James Speros	100,000
Total	350,000

The options will vest in accordance with the vesting schedule set out in each stock option agreement, the form of which is attached hereto as exhibit 10.1.

On February 10, 2005 we entered into stock option agreements with the following directors, granting the right to purchase a total of 241,000 shares of our common stock as follows, at an exercise price of $0.66 per share, exercisable for a period of 5 years:

Name	Number of Stock Options
George Joseph	47,000
James Speros	47,000
Lionel Dodd	47,000
Frederick Weidinger	100,000
Total	241,000

The options will vest in accordance with the vesting schedule set out in each stock option agreement, the forms of which are attached hereto as exhibit 10.2 and 10.3.

Item 5.02 Departure of Directors of Principal Officers; Election of Directors; Appointment of Principal Officers

On February 10, 2005 our Board of Directors appointed Frederick W. Weidinger as a director of our company.

Mr. Weidinger has been a telecommunications entrepreneur where he has played central roles in the founding and growth of multiple emerging technology companies. Mr. Weidinger is credited with key roles in over 25 transactions, totaling approximately $18 Billion. These include the $2 Billion acquisition of UUNET by MFS Communications and the subsequent acquisition of MFS by WorldCom in a $14 Billion transaction in 1996. Mr. Weidinger, who retired from WorldCom in March of 1999, had earlier joined MFS at its foundation in 1989.

Item 3.02. Unregistered Sales of Equity Securities.

On January 25, 2005 we granted stock options to one of our directors for the option to purchase an aggregate of 250,000 shares of our common stock at an exercise price of $0.65 per share, exercisable until January 24, 2010. The options are subject to vesting provisions as set forth in the stock option agreements dated January 25, 2005. We issued the securities to non U.S. persons (as that term is defined in Regulation S of the Securities Act of 1933) in an offshore transaction relying on Regulation S and/or Section 4(2) of the Securities Act of 1933.

On January 25, 2005 we granted stock options to one of our directors for the option to purchase an aggregate of 100,000 shares of our common stock at an exercise price of $0.65 per share, exercisable until January 24, 2010. The options are subject to vesting provisions as set forth in the stock option agreements dated January 25, 2010. We issued the securities relying on Rule 506 of Regulation D and/or Section 4(2) of the Securities Act of 1933.

On February 10, 2005 we granted stock options to one of our directors for the option to purchase an aggregate of 47,000 shares of our common stock at an exercise price of $0.66 per share, exercisable until February 9, 2010. We issued the securities to non U.S. persons (as that term is defined in Regulation S of the Securities Act of 1933) in an offshore transaction relying on Regulation S and/or Section 4(2) of the Securities Act of 1933.

On February 10, 2005 we granted stock options to certain directors for the option to purchase an aggregate of 194,000 shares of our common stock at an exercise price of $0.66 per share, exercisable until February 9, 2010. The options are subject to vesting provisions as set forth in the stock option agreements dated February 9, 2010. We issued the securities relying on Rule 506 of Regulation D and/or Section 4(2) of the Securities Act of 1933.

Item 9.01. Financial Statements and Exhibits.

10.1 Form of Stock Option Agreement for Edward White and James Speros dated January 25, 2005.
10.2 Form of Stock Option Agreement for Lionel Dodd, James Speros and George Joseph dated February 10, 2005
10.3 Stock Option Agreement with Frederick Weidinger dated February 10, 2005
99.1 News Release issued by the Registrant on February 15, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRAINTECH, INC.

/s/ Edward White
Edward White, CFO and Director

Date: February 15, 2005